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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, used to register 200,000 shares of St. Joseph Light & Power Company's common stock, of our reports dated January 26, 1995 incorporated by reference and included in St. Joseph Light & Power Company's Annual Report on Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Kansas City, Missouri
December 1, 1995